UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2004

SUNAIR ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Southwest Third Avenue
Fort Lauderdale, Florida 33315

(Address of Principal Executive Office) (Zip Code)

(954) 525-1505

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 8 – Other Events

Item 8.01. Other Events.

     On November 17, 2004, Sunair Electronics, Inc. (the “Company”) announced that it had entered into an agreement with an investment group pursuant to which the investment group would purchase $15 million in common stock and warrants of the Company and was given an option to purchase an additional $10 million of common stock and warrants at closing. Proceeds from the purchase transaction will be used by the Company to form a new Pest Control Services Division. Upon the closing of the purchase transaction, it is contemplated that the Pest Control Services Division will be operated by Donald Karnes, David Slott and John Hayes, who previously served as executives with TruGreen, the lawn care services division of The ServiceMaster Company.

     On December 10, 2004, following this announcement, The ServiceMaster Company filed a suit against Donald Karnes, David Slott and John Hayes. The Company is not a party to this action. ServiceMaster alleged in its complaint that Karnes and Slott had breached certain non-compete agreements with TruGreen and, that Hayes had induced Karnes and Slott to breach these agreements. The complaint alleges that all three individuals had breached fiduciary duties owed to ServiceMaster, that the three individuals had usurped certain corporate opportunities, misappropriated trade secrets and that the three individuals would interfere with ServiceMaster’s business relations with its customers and employees. The suit seeks to enjoin the named parties from performing services of any kind for any entity, including the Company, planning to provide pest control services, and sought monetary damages including ServiceMaster’s costs and attorney’s fees.

      A hearing in this matter was first held on December 10, 2004, in the Chancery Court of Shelby County, Tennessee, whereby ServiceMaster sought a temporary restraining order against Karnes, Slott and Hayes. At the hearing, the Court restrained the named individuals from soliciting for employment any person who is, or within three months of the proposed hiring date was an employee of TruGreen or its affiliates, including but not limited to Terminix, and from using or disclosing ServiceMaster’s confidential information or trade secrets. The Court refused to restrain the name individuals from (i) pursuing acquisitions of pest control businesses identified as potential acquisition candidates, or (ii) performing, encouraging or inducing others to perform services for any entity, including the Company, or from performing services competitive with those provided to TruGreen or its affiliates, including Terminix. A full evidentiary hearing on ServiceMaster’s motion to enjoin the named individuals from the alleged activities listed above will be held on January 24, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR ELECTRONICS, INC.
Date: December 15, 2004	By:	/s/ SYNNOTT B. DURHAM
Synnott B. Durham
Chief Financial Officer

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